Exhibit 23.1 – Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 23, 2023, with respect to the financial statements and supplemental information included in the Annual Report of the CACI $MART Plan on Form 11-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statements of CACI International Inc on Form S-8 (File No. 333-91676 and File No. 333-146504).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 23, 2023

Exhibit 23.1 – Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-91676 and Form S-8 No. 333-146504) pertaining to the CACI $MART Plan of CACI International Inc of our report dated May 4, 2022, with respect to the financial statements of the CACI International Inc $MART Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Tysons, Virginia
June 23, 2023